Exhibit 10.4

EMPLOYEE ASSIGNMENT AND
ASSUMPTION AGREEMENT

This EMPLOYEE ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of December 13, 2019 (this “Agreement”), is executed by FMG Kentucky, LLC, a Delaware limited liability company (“Assignee”), and Fairway Outdoor Advertising Group, LLC, a Delaware limited liability company (“Assignor”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, this Agreement is being executed and delivered pursuant to that certain Equity Purchase Agreement, dated as of October 16, 2019 (as amended from time to time, the “Purchase Agreement”), by and among Assignor, Assignee, Billboards LLC, a Delaware limited liability company (“Billboards”), and FMG Valdosta, LLC, a Delaware limited liability company;

WHEREAS, Billboards and MediaCo Holding Inc. (“MediaCo”) are parties to that certain Assignment and Assumption of Purchase Agreement, dated as of the date hereof, pursuant to which Billboards assigned to, and MediaCo assumed and accepted, all Billboards’ rights, title and interest in and obligations under the Purchase Agreement; and

WHEREAS, prior to the Closing of the transactions contemplated by the Purchase Agreement, Assignee has agreed to assume from Assignor (a) the contracts set forth on Exhibit A hereto (the “Assumed Contracts”), (b) the employment and employment related assets set forth on Exhibit B hereto of each individual listed on Exhibit C hereto (each such individual a “Business Employee” and collectively, the “Business Employees” and together with the Assumed Contracts, the “Assumed Assets”) and (c) the Assumed Liabilities (as defined below), immediately prior to the Closing.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby act and agree as follows:

1.              Assignment of the Assumed Contracts. Effective immediately prior to the Closing, Assignor hereby absolutely, unconditionally and irrevocably sells, conveys, transfers, assigns and delivers to Assignee all of Assignor's right, title, benefit, privilege and interest in and to the Assumed Assets; provided that, with respect to the Assumed Contracts, such assignment is made solely with respect to the period following the Closing.

2.              Assumption of the Assumed Contracts and Liabilities.

(a)	Effective immediately prior to the Closing, Assignee hereby (a) purchases, acquires, and accepts from Assignor all of Assignor’s right, title, benefit, privilege and interest in and to the Assumed Assets; provided that, with respect to the Assumed Contracts, such purchase is made solely with respect to the period following the Closing, and (b) agrees to undertake, assume, perform, and otherwise pay, satisfy, and discharge when due, (i) the Liabilities of Assignor under the Assumed Contracts with respect to the period following the Closing, (ii) the Liabilities of Assignor pertaining to the employment or service of any Business Employee with Assignor or any of its Affiliates, in all cases, other than and excluding any liabilities arising under any Business Benefit Plan (excluding paid time off, vacation, or sick leave plans), or any obligation or Liability (including any excise Tax) arising under applicable Law with respect to the Business Benefit Plans or obligations of Assignor or its Affiliates to offer benefits (including without limitation under the Patient Protection and Affordable Care Act, and any failure to offer coverage subject to any penalty or excise tax under Section 4980H of the Code), other than the Assumed Contracts and (iii) all Liabilities with respect to the period following the Closing with respect to the provision of continuation coverage under Section 4980B of the Code to any current or former employee of the Business (or any eligible beneficiary thereof) who is an M&A qualified beneficiary as defined in Treas. Reg. Section 54.4980B-9 with respect to the consummation of the transactions contemplated by the Purchase Agreement (collectively, the “Assumed Liabilities”).

(b)	Notwithstanding the foregoing or any other provision in this Agreement or the Purchase Agreement to the contrary, Assignee shall not assume and shall not be responsible or liable to pay, satisfy, perform or discharge any Liabilities of Assignor (including any of Assignor’s Affiliates) of any kind or nature whatsoever arising under or in connection with any benefit plan providing compensation or benefits to, or otherwise relating to any Business Employee or other present or former employee or other service provider of Assignor or any of its Affiliates (including Assignee with respect to the period prior to the Closing), or the employment or termination of employment of any such person, or any of their beneficiaries, other than the Assumed Liabilities.

3.              Employment Matters. Effective immediately prior to the Closing, Assignor hereby transfers, effective as of the Closing Date, the employment of each Business Employee to the Assignee, and Assignor represents that Assignor has taken all legally necessary steps to effect such transfer. It is intended that the Business Employees shall not experience a termination of employment or severance solely as a result of the transactions contemplated by this Agreement. To the extent permitted by applicable Law, no Business Employees shall be entitled to any termination or severance payments or benefits as a result of the transactions contemplated by this Agreement and the parties hereto shall cause any applicable benefit arrangement to be interpreted and administered consistent with such intent.

4.              Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties. The parties intend to treat as an original any document signed in connection with the transactions contemplated by this Agreement, including any counterpart to this Agreement that is delivered by electronic transmission, including by facsimile, .pdf, photo static copy, or otherwise.

5.              Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires interpretation: (a) each term defined in this Agreement has the meaning ascribed to it; (b) “or” is disjunctive but not necessarily exclusive; (c) words in the singular include the plural and vice versa; (d) “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation;” and (e) references herein: (i) to Exhibits means the Exhibits attached to this Agreement; (ii) to an agreement, document, or instrument means such agreement, document, or instrument as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof, including by waiver or consent; and (iii) to a specific Law, or to specific provisions of Laws means such Laws or specific provisions of Laws as amended, modified, or supplemented from time to time and includes any successor comparable Laws or provisions of Laws thereto and any rules and regulations promulgated thereunder. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In the event of an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the extent to which any such party or its counsel participated in the drafting of any provision hereof or by virtue of the extent to which any such provision is inconsistent with any prior draft hereof.

6.              Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity, and performance. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, if such court lacks subject matter jurisdiction, in any state and federal court located in Delaware) for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and shall not to commence any Legal Proceeding relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby, in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum.

(b)            EACH OF THE PARTIES HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

7.              Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors or assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Agreement shall not create any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement or any other Transaction Agreement any right in any Business Employee or any other person to any continued employment with the Assignor, Assignee or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever constitute an amendment to any compensation or benefit plans.

8.              Amendments, Supplements, etc. This Agreement may be amended only by a written instrument that makes specific reference to this Agreement and is executed by the parties hereto or their respective successors or assigns.

9.              Assignability. None of the parties hereto may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement.

10.            Invalid Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such term or other provision will be interpreted so as to best accomplish the intent of the parties hereto within the limits of the applicable Law.

11.            Further Assurances. Each of the parties hereto agrees to take such actions and use such efforts as reasonably necessary to fully consummate the assignment and assumption of the Assumed Assets and Assumed Liabilities set forth in this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

ASSIGNOR:

FAIRWAY OUTDOOR ADVERTISING GROUP, LLC

By:	/s/ Daniel Streek
Name: Daniel Streek
Title: President, Secretary and Treasurer

Signature Page to
Employee Assignment and Assumption Agreement

ASSIGNEE:

FMG KENTUCKY, LLC

By:	/s/ Daniel Streek
Name: Daniel Streek
Title: President, Secretary and Treasurer

Signature Page to
Employee Assignment and Assumption Agreement